Exhibit 99.1

Contacts:	Robert Jaffe
PondelWilkinson Inc.
(310) 279-5980

LANNETT REPORTS FISCAL 2011 THIRD QUARTER FINANCIAL RESULTS

Philadelphia, PA — May 11, 2011 — Lannett Company, Inc. (NYSE AMEX: LCI) today reported financial results for the fiscal 2011 third quarter and first nine months ended March 31, 2011.

For the third quarter of fiscal 2011, net sales were $25.9 million compared with $31.3 million for the third quarter of fiscal 2010.  Gross profit was $5.3 million compared with $10.4 million for the same period in the prior year.  Research and development expenses decreased to $1.9 million from $3.4 million in the fiscal 2010 third quarter.  Selling, general and administrative (SG&A) expenses declined to $4.3 million from $4.4 million in the same quarter of the prior year.  Net loss attributable to Lannett Company was $362 thousand, or $0.01 per share, compared to net income attributable to Lannett Company of $2.1 million, or $0.08 per diluted share, for the prior year third quarter.

“Our financial performance in the fiscal 2011 third quarter was impacted by the temporary discontinuation of our Morphine Sulfate Oral Solution product, the limited quota for our Oxycodone HCI Oral Solution, as well as price declines on Levothyroxine and Digoxin and a lack of product approvals,” said Arthur Bedrosian, president and chief executive officer of Lannett.  “While investing in product development is key to our long term growth and prosperity, the effect on our bottom line is particularly evident during periods of few or no product approvals, which was the case in the third quarter.  We have 17 product candidates pending at the FDA and continue to believe that several drug applications, including our New Drug Application for Morphine Sulfate Oral Solution, will soon be approved.”

For the first nine months of fiscal 2011, net sales were $81.3 million compared with $91.4 million for the comparable period of fiscal 2010.  Gross profit was $19.6 million compared with $30.0 million for the same period in the prior year.  R&D expenses decreased to $5.6 million from $9.1 million in the first nine months of fiscal 2010.  SG&A expenses decreased to $11.8 million from $12.2 million in the same period of the prior year.  Net income attributable to Lannett Company was $1.6 million, or $0.06 per diluted share, compared with $5.0 million, or $0.20 per diluted share, for the first nine months of the prior year.

The company has negotiated a set of mortgages on its new Townsend Road facility with both Wells Fargo N.A. and the Pennsylvania Industrial Development Authority (PIDA).  The Wells Fargo portion of the loan is for $3.1 million, bears a floating interest rate of the One Month LIBOR rate plus 2.95%, amortizes over a 15 year term and matures in eight years.  The PIDA portion of the loan is for $2.0 million, and it is expected to bear a 3.75% interest rate and mature in 15 years.   Both loans are expected to close shortly.

Effective as of March 31, 2011, the company renegotiated its existing line of credit as part of establishing the mortgage on its Townsend Road property.  As part of the renegotiation, the line now expires on March 31, 2012 and is now only collateralized by the working capital assets of the Company.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the 2011 fiscal third quarter ended March 31, 2011.  The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 29642630.  The conference call will also be available through a live audio Internet broadcast at www.lannett.com.  The call will be archived and accessible at this site for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance and regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the expected product approvals, including the company’s New Drug Application for Morphine Sulfate Oral Solution, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

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FINANCIAL TABLES FOLLOW

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended		Nine months ended
	March 31,		March 31,
	2011	2010	2011	2010

Net sales	$25,892,483	$31,266,224	$81,327,667	$91,417,926
Cost of sales	20,098,084	20,190,460	60,667,878	59,095,559
Amortization of intangible assets	463,769	448,667	1,385,892	1,346,000
Product royalties	26,980	229,827	(290,380)	967,889

Gross profit	5,303,650	10,397,270	19,564,277	30,008,478

Research and development expenses	1,854,216	3,352,173	5,557,296	9,110,126
Selling, general, and administrative expenses	4,279,502	4,392,593	11,755,062	12,205,145
Gain on investments	(41,791)	—	(56,556)	—
Loss (gain) on sale of assets	17,565	(19,394)	16,299	(19,629)

Operating (loss) income	(805,842)	2,671,898	2,292,176	8,712,836

Other income (expense):
Foreign currency gain	1,529	2,050	5,494	2,758
Interest and dividend income	24,744	5,168	39,852	49,451
Interest expense	(28,030)	(49,528)	(174,882)	(204,032)
	(1,757)	(42,310)	(129,536)	(151,823)

(Loss) income before income tax (benefit) expense	(807,599)	2,629,588	2,162,640	8,561,013
Income tax (benefit) expense	(449,797)	527,327	554,568	3,524,973
Net (loss) income	(357,802)	2,102,261	1,608,072	5,036,040
Less net income attributable to noncontrolling interest	(4,259)	(9,407)	(20,540)	(31,224)

Net (loss) income attributable to Lannett Company, Inc.	$(362,061)	$2,092,854	$1,587,532	$5,004,816

(Loss) earnings per common share - Lannett Company, Inc.:
Basic	$(0.01)	$0.08	$0.06	$0.20
Diluted	$(0.01)	$0.08	$0.06	$0.20

Weighted average number of shares outstanding:
Basic	28,373,436	24,849,745	26,215,510	24,697,669
Diluted	28,373,436	25,286,331	26,558,432	25,171,750

LANNETT COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2011	June 30, 2010

ASSETS
Current Assets
Cash and cash equivalents	$14,449,304	$21,895,648
Investment securities	8,322,240	604,464
Trade accounts receivable (net of allowance of $123,573 and $123,192, respectively)	34,868,146	38,324,258
Inventories, net	24,746,159	19,056,868
Interest receivable	10,311	9,631
Prepaid taxes	2,407,350	—
Deferred tax assets	4,203,287	5,337,391
Other current assets	1,134,156	2,506,114
Total Current Assets	90,140,953	87,734,374

Property, plant and equipment	53,712,234	50,160,114
Less accumulated depreciation	(23,760,894)	(21,531,845)
	29,951,340	28,628,269

Construction in progress	4,989,118	2,939,898
Investment securities	—	183,742
Intangible assets (product rights) - net of accumulated amortization	6,399,407	7,785,298
Deferred tax assets	10,550,788	12,544,330
Other assets	1,532,388	147,886
Total Assets	$143,563,994	$139,963,797

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Accounts payable	$17,104,478	$16,280,675
Accrued expenses	995,252	3,464,181
Accrued payroll and payroll related	1,085,034	6,304,465
Income taxes payable	—	1,479,658
Current portion of long-term debt	281,236	4,851,278
Rebates, chargebacks and returns payable	13,836,564	15,249,412
Total Current Liabilities	33,302,564	47,629,669

Long-term debt, less current portion	2,703,696	2,868,549
Unearned grant funds	500,000	500,000
Other long-term liabilities	3,563	7,864
Total Liabilities	36,509,823	51,006,082

Commitment and Contingencies	—	—

SHAREHOLDERS’ EQUITY
Common stock - authorized 50,000,000 shares, par value $0.001; issued and outstanding, 28,379,466 and 24,882,123 shares, respectively	28,379	24,882
Additional paid in capital	96,595,443	79,862,940
Retained earnings	11,152,164	9,564,632
Noncontrolling interest	122,522	111,982
Accumulated other comprehensive income	27,966	44,692
	107,926,474	89,609,128
Less: Treasury stock at cost - 156,611 and 110,108 shares, respectively	(872,303)	(651,413)
TOTAL SHAREHOLDERS’ EQUITY	107,054,171	88,957,715

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$143,563,994	$139,963,797